SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          November 22, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 Route 206 South, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events

On November 22, 2004, John E. Bailye, Chairman and Chief Executive Officer of Dendrite International, Inc. (the “Company”), exercised 386,925 vested stock options (“Exercised Options”) and held, and continues to hold, the shares received on such option exercise pursuant to the terms of the Company’s replacement option program (“Program”), previously approved by the Company’s Board of Directors in December 1999.

Mr. Bailye tendered 316,048 mature shares of Company stock to satisfy the option exercise price and applicable tax withholdings.   In accordance with the terms of the Program, Mr. Bailye was also granted a “replacement” stock option for each mature share tendered, for a total of 316,048 replacement options.  The strike price for the replacement options equals the current market value of the Company’s stock as of the date of grant of the replacement options.  The replacement options vest and become one hundred percent (100%) exercisable on  the first anniversary of the date of grant, provided the shares underlying the Exercised Options are held and not sold by Mr. Bailye for a period of at least one year.  The other terms and conditions of the replacement options are the same as those of the original options.

This transaction increased Mr. Bailye’s outright ownership of Company stock by 70,877 shares.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

10.42                     Dendrite International, Inc. 1997 Stock Incentive Plan - Form of Notice of Stock Option Award and Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated:	November 29, 2004	By:	/s/Christine A. Pellizzari
		Name:	Christine A. Pellizzari
		Title:	Senior Vice President, General Counsel and Secretary